Exhibit 99.1

         Parkway Properties, Inc. Reports 2004 First Quarter Results

    JACKSON, Miss., May 3 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its first quarter ended March 31, 2004.
    Consolidated Financial Results
     - Net income available to common shareholders for the three months ended March 31, 2004 was $4,121,000 ($.37 per diluted share) compared to $6,100,000 ($.63 per diluted share) for the three months ended March 31, 2003. A gain on a note receivable of $774,000 was included in net income available to common stockholders for the three months ended March 31, 2004. A gain on the sale of a joint venture interest of $1,096,000 was included in net income available to common stockholders for the three months ended March 31, 2003.

     - Funds from operations ("FFO") applicable to common shareholders totaled $12,132,000 ($1.04 per diluted share) for the three months ended March 31, 2004 compared to $12,765,000 ($1.22 per diluted share) for the three months ended March 31, 2003. A non-recurring gain on a note receivable of $774,000 ($.06 per diluted share) and a prepayment premium on early of extinguishment of debt of $271,000 ($.02 per diluted share) were included in FFO for the three months ending March 31, 2004. A reconciliation of FFO to net income is included in this press release.

     - Funds available for distribution ("FAD") totaled $8,907,000 for the three months ended March 31, 2004 compared to $6,363,000 for the three months ended March 31, 2003. A reconciliation of FAD to net income is included in this press release.

     - In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). In accordance with FIN 46, Parkway began including Moore Building Associates LP ("MB") in its consolidated financial statements effective January 1, 2004. MB's sole asset is the Toyota Center, a 174,000 square-foot office building in Memphis. Parkway has a less than .1% ownership interest in MB. The MB consolidation had no impact on net income available to common shareholders or FFO.

    Acquisitions
     - On January 29, 2004, the Company purchased Maitland 200, a 206,000 square-foot, four-story office building located in the Maitland Center submarket of Orlando, Florida. Maitland 200, which is 84% occupied and 95% leased, was purchased for $26.3 million plus $1.4 million in closing costs and anticipated capital expenditures and leasing costs during the first two years of ownership.

     - On April 2, 2004, the Company purchased Capital City Plaza, a 410,000 square-foot, 17-story Class A office building in the Buckhead submarket of Atlanta, Georgia. The property is currently 92% leased and was acquired for $76.3 million plus $2.3 million in closing costs and anticipated capital expenditures and leasing costs during the first two years of ownership. The purchase was funded with the Company's existing lines of credit, assumption of an existing first mortgage of approximately $44 million and the issuance of $15.5 million in preferred membership interests to the seller.

    Operations and Leasing
     - Parkway's customer retention rate for the three months ending March 31, 2004 was 69.1% compared to 48.4% for the quarter ending December 31, 2003 and 70.5% for the quarter ending March 31, 2003.

     - As of April 1, 2004, occupancy of the office portfolio was 88.4% compared to 87.9% as of January 1, 2004 and 92.1% as of April 1, 2003. Not included in the April 1, 2004 occupancy rate are 41 signed leases totaling 255,000 square feet, which commence during the second and third quarters of 2004, and Capital City Plaza occupied square footage of 378,000. After adjusting for the additional leasing and Capital City Plaza occupancy, our percentage leased would rise to 90.8%.

     - During the quarter ending March 31, 2004, leases were renewed or expanded on 353,000 net rentable square feet at an average rental rate decrease of 6.7% and a cost of $1.78 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 348,000 net rentable square feet at a cost of $3.45 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - Same store assets produced a decrease in net operating income ("NOI") of $2,500,000 or 14.1% for the three months ended March 31, 2004 compared to the same period of the prior year. Without the impact of straight line rents, the decrease in same store results for the first quarter of 2004 would have been 13.0%. The decrease in same store results for the three months ended March 31, 2004 compared to the same period of 2003 was 90% due to lower revenues. The primary drivers of the decline were a decrease in occupancy from 91.7% to 87.0% and a $307,000 decline in lease termination fees. The largest occupancy losses were a 156,000 square-foot WorldCom lease and a 137,000 square-foot lease to Burlington Industries. Each of these move-outs occurred on December 31, 2003.

    Capital Markets and Financing
     - The Company's previously announced cash dividend of $.65 per share for the quarter ended March 31, 2004 represents a payout of approximately 62.5% of FFO per diluted share. The first quarter dividend was paid on March 31, 2004 and equates to an annualized dividend of $2.60 per share, a yield of 6.6% on the closing stock price on April 30, 2004 of $39.70. This dividend is the 70th consecutive quarterly distribution to Parkway's shareholders of common stock.

     - As of March 31, 2004 the Company's debt-to-total market capitalization ratio was 40.6% compared to 41.2% as of December 31, 2003. The Company anticipates that the debt-to-total market capitalization will increase to approximately 45% upon reinvestment of the remaining proceeds from the joint ventures and equity issuance completed in 2003.

     - On February 6, 2004, the Company closed a new three-year $170,000,000 line of credit led by Wachovia Bank and syndicated to ten other banks. The interest rate on the line is equal to the 30-day LIBOR rate plus 100 to 132.5 basis points (currently 117.5 basis points), depending upon overall Company leverage. The new line replaces the JP Morgan led $135 million line of credit, which was scheduled to mature June 2004. The new line with Wachovia affords the Company greater financial flexibility at a lower interest cost.

     - Effective February 24, 2004, the Company entered into an interest rate swap agreement for a $60 million notional amount. The interest rate swap agreement fixed the 30-day LIBOR interest rate at 1.293%, which equates to a current interest rate of 2.468%. The agreement matures December 31, 2004.

     - In connection with the purchase of the Capital City Plaza in Atlanta, Georgia on April 2, 2004, Parkway assumed a $44 million fixed rate, non-recourse mortgage, which matures in September 2008 and bears interest at 6.75%. In accordance with generally accepted accounting principles, the mortgage will be recorded at approximately $49 million to reflect the fair value of the financial instrument based on the rate of 3.7% on the date of purchase.

     - Also, in connection with the Capital City Plaza purchase, Parkway issued $15.5 million in preferred membership interests to the seller. The preferred membership interests pay the seller a 7% coupon rate and were issued to accommodate their tax planning needs. The seller has the right to redeem $5.5 million of the membership interests within six months of closing and $10 million of the membership interests within nine months of closing. Parkway has the right to retire the preferred interest 40 months after closing.

     - The series of capital events discussed in this press release raised Parkway's total market capitalization to approximately $1.1 billion as of March 31, 2004, which is the largest in its 30-year history.

    Outlook for 2004
    The Company is forecasting FFO per diluted share of $4.35 to $4.45 and earnings per diluted share ("EPS") of $1.62 to $1.74 for 2004. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

     Guidance for 2004                                             Range
     Fully diluted EPS                                         $1.62 - $1.74
     Plus: Real estate depreciation and amortization           $2.36 - $2.36
     Plus: Depreciation on unconsolidated joint ventures      $0.18 - $0.18
     Plus: Diluted share adjustment for convertible preferred  $0.19 - $0.17

     Fully diluted FFO per share                               $4.35 - $4.45

    The following assumptions were used in making this forecast:
     - Occupancy in the range of 87% to 91%, with average occupancy of 89%;
     - Annual same store net operating income growth in the range of negative 5% to negative 9%;
     - Average interest rate of 3% on non-hedged, floating rate debt;
     - No additional acquisitions or dispositions of property;
     - No equity offerings or redemptions; and
     - Placement of a fixed rate 4.4% $29 million mortgage on June 1, 2004.
     - Included in our guidance are lease termination fees received of $500,000 in second quarter and $850,000 in third quarter. These terminations are necessary to make room for Louisiana-Pacific's 78,000 square foot lease in Bank of America Plaza in Nashville.

    Steven G. Rogers, President and Chief Executive Officer stated, "We are encouraged by signs of a strengthening economy which we believe will translate into better lease economics in the future. In the meantime, we are focused on backfilling our vacancies quickly to restore our occupancy to normal levels and continue to achieve high customer retention."

    Additional Information
    January 1, 2003 marked the beginning of Parkway's VALUE(2) Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.
    Parkway will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, May 4, 2004, at 1:00 p.m. ET. The number for the conference call is 800-314-7867. A taped replay of the call can be accessed 24 hours a day through May 14, 2004 by dialing 888-203-1112 and using the pass code of 565780. An audio replay will be archived and indexed in the investor relations section of Parkway's website at www.pky.com . A copy of the Company's 2004 first quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "1Q Call" Icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.
    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's first quarter 2004 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

    About Parkway Properties
    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 61 office properties located in 11 states with an aggregate of approximately 11,269,000 square feet of leasable space as of May 3, 2004. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services.
    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

     FOR FURTHER INFORMATION:
     Steven G. Rogers
     President & Chief Executive Officer
     Marshall A. Loeb
     Chief Financial Officer
     (601) 948-4091


                         PARKWAY PROPERTIES, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share data)


                                                     March 31      December 31
                                                       2004           2003
                                                    (Unaudited)
    Assets
    Real estate related investments:
     Office and parking properties                    $900,928       $844,168
     Accumulated depreciation                         (124,418)      (115,473)
                                                       776,510        728,695

     Land available for sale                             3,528          3,528
     Note receivable from Moore Building Associates LP     -            5,926
     Mortgage loans                                        -              861
     Investment in unconsolidated joint ventures        20,011         20,026
                                                       800,049        759,036

    Interest, rents receivable and other assets         40,508         42,804
    Cash and cash equivalents                            1,681            468
                                                      $842,238       $802,308



    Liabilities
    Notes payable to banks                            $150,889       $110,075
    Mortgage notes payable without recourse            251,384        247,190
    Accounts payable and other liabilities              28,407         37,022
                                                       430,680        394,287

    Minority Interest
    Minority Interest - unit holders                        40             41
    Minority Interest - real estate partnerships         4,015            -
                                                         4,055             41

    Stockholders' Equity
    8.34% Series B Cumulative Convertible Preferred
     stock, $.001 par value, 2,142,857 shares
     authorized, 1,867,857 and 1,942,857 shares issued
     and outstanding in 2004 and 2003, respectively     65,375         68,000
    8.00% Series D Preferred stock, $.001 par value,
     2,400,000 shares authorized, issued and
     outstanding                                        57,976         57,976
    Common stock, $.001 par value, 65,057,143 shares
     authorized, 10,974,187 and 10,808,131 shares
     issued and outstanding in 2004 and 2003,
     respectively                                           11             11
    Common stock held in trust, at cost,
     128,000 shares                                     (4,321)        (4,321)
    Additional paid-in capital                         257,672        252,695
    Unearned compensation                               (4,437)        (4,634)
    Accumulated other comprehensive loss                   (40)           -
    Retained earnings                                   35,267         38,253
                                                       407,503        407,980
                                                      $842,238       $802,308


                           PARKWAY PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share data)

                                                        Three Months Ended
                                                             March 31
                                                         2004        2003
                                                           (Unaudited)

    Revenues
    Income from office and parking properties          $36,907     $37,057
    Management company income                              406         461
    Interest on note receivable from
     Moore Building Associates LP                            -         202
    Incentive management fee from Moore
     Building Associates LP                                  -          68
    Other income and deferred gains                         14         206
                                                        37,327      37,994

    Expenses
    Office and parking properties:
      Operating expense                                 17,569      16,562
      Interest expense:
        Contractual                                      4,512       3,970
        Prepayment expenses                                271           -
        Amortization of loan costs                          89          57
      Depreciation and amortization                      7,629       7,354
    Operating expense for other real
     estate properties                                      10          10
    Interest expense on bank notes:
      Contractual                                          834       1,029
      Amortization of loan costs                           112         177
    Management company expenses                             76          66
    General and administrative                           1,034       1,182
                                                        32,136      30,407

    Income before equity in earnings,
     gain and minority interest                          5,191       7,587
    Equity in earnings of unconsolidated
     joint ventures                                        743         431
    Gain on note receivable and sale of
     joint venture interest                                774       1,096
    Minority interest - unit holders                         -          (1)
    Minority interest - real estate partnerships            22           -
    Net Income                                           6,730       9,113
    Dividends on preferred stock                        (1,200)     (1,449)
    Dividends on convertible preferred stock            (1,409)     (1,564)
    Net income available to common stockholders         $4,121      $6,100

    Net income per common share:
      Basic                                              $0.38       $0.65
      Diluted                                            $0.37       $0.63

    Dividends per common share                           $0.65       $0.65

    Weighted average shares outstanding:
      Basic                                             10,864       9,449
      Diluted                                           11,095       9,610



                           PARKWAY PROPERTIES, INC.
                 RECONCILIATION OF FUNDS FROM OPERATIONS AND
                FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
              FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                    (In thousands, except per share data)

                                                       Three Months Ended
                                                             March 31
                                                         2004        2003
                                                           (Unaudited)

    Net Income                                          $6,730      $9,113

    Adjustments to Net Income:
      Preferred Dividends                               (1,200)     (1,449)
      Convertible Preferred Dividends                   (1,409)     (1,564)
      Original Issue Costs - Redemption of
       Preferred Stock                                       -           -
      Depreciation and Amortization                      7,629       7,354
      Minority Interest Depreciation and
       Amortization                                       (162)          -
      Adjustments for Unconsolidated Joint
       Ventures                                            543         409
      Amortization of Deferred Gains                         -          (3)
      Minority Interest - Unit Holders                       1           1
      Gain on Sale of Joint Venture
       Interests and Real Estate                             -      (1,096)
    Funds From Operations Applicable to
     Common Shareholders (A)                           $12,132     $12,765


    Funds Available for Distribution
      Funds From Operations Applicable to
       Common Shareholders                             $12,132     $12,765
      Add (Deduct):
      Adjustments for Unconsolidated Joint Ventures       (420)       (446)
      Adjustments for Minority Interest in
       Real Estate Partnerships                             39           -
      Straight-line Rents                                 (305)       (516)
      Amortization of Above/Below Market Leases             76           -
      Amortization of Restricted Shares and
       Share Equivalents                                   197           -
      Capital Expenditures:
        Building Improvements                             (476)     (1,742)
        Tenant Improvements - New Leases                  (600)     (1,043)
        Tenant Improvements - Renewal Leases              (574)     (1,748)
        Leasing Costs - New Leases                        (796)       (222)
        Leasing Costs - Renewal Leases                    (366)       (685)
    Funds Available for Distribution (A)                $8,907      $6,363

    Diluted Per Common Share/Unit Information (**)
      FFO per share                                      $1.04       $1.22
      Dividends paid                                     $0.65       $0.65
      Dividend payout ratio for FFO                     62.53%      53.32%
      Weighted average shares/units outstanding         13,026      11,755

    Other Supplemental Information
      Upgrades on Acquisitions                          $1,835        $486
      Gain on Note Receivable                             $774          $-

    **Information for Diluted Computations:
        Convertible Preferred Dividends                 $1,409      $1,564
        Basic Common Shares/Units Outstanding           10,865       9,450
        Convertible Preferred Shares Outstanding         1,929       2,143
        Dilutive Effect of Stock Options,
         Warrants and Deferred Share Units                 232         161

    (A) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

         Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

         There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO increased by amortization of restricted stock grants and reduced by straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.


                           PARKWAY PROPERTIES, INC.
                  CALCULATION OF EBITDA AND COVERAGE RATIOS
              FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                (In thousands)

                                                     Three Months Ended
                                                          March 31
                                                      2004        2003
                                                         (Unaudited)

    Net Income                                       $6,730      $9,113

    Adjustments to Net Income:
      Interest Expense                                5,346       4,999
      Amortization of Financing Costs                   201         234
      Prepayment Expenses - Early
       Extinguishment of Debt                           271           -
      Depreciation and Amortization                   7,629       7,354
      Amortization of Deferred Compensation             197           -
      Gain on Note Receivable and Sale of
       Joint Venture Interest                          (774)     (1,096)
      Tax Expenses                                        -          40
      EBITDA Adjustments - Unconsolidated
       Joint Ventures                                 1,426       1,164
      EBITDA Adjustments - Minority
       Interest in Real Estate Partnerships            (536)          -
    EBITDA (A)                                      $20,490     $21,808

    Interest Coverage Ratio:
    EBITDA                                          $20,490     $21,808

    Interest Expense:
      Interest Expense                               $5,346      $4,999
      Interest Expense - Unconsolidated
       Joint Ventures                                   725         609
      Interest Expense - Minority Interest
       in Real Estate Partnerships                     (369)          -
    Total Interest Expense                           $5,702      $5,608

    Interest Coverage Ratio                            3.59        3.89

    Fixed Charge Coverage Ratio:
    EBITDA                                          $20,490     $21,808

    Fixed Charges:
      Interest Expense                               $5,702      $5,608
      Preferred Dividends                             2,609       3,013
      Preferred Distributions - Unconsolidated
       Joint Ventures                                   121         128
      Principal Payments (Excluding Early
       Extinguishment of Debt)                        2,850       2,705
      Principal Payments - Unconsolidated
       Joint Ventures                                   154         136
      Principal Payments - Minority
       Interest in Real Estate Partnerships            (129)          -
    Total Fixed Charges                             $11,307     $11,590

    Fixed Charge Coverage Ratio                        1.81        1.88

    (A) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.


                             PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                    THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                 (In thousands, except number of properties data)

                                             Net Operating Income   Occupancy

                                    Percentage
                          Number of  of Port-
                          Properties folio(A)    2004     2003    2004   2003

    Same store properties (B)  50      78.71%  $15,221  $17,721   87.0%  91.7%
    2003 acquisitions           4      15.03%    2,907      433   90.3%  95.5%
    2004 acquisitions           1       2.13%      412      -     84.0%   N/A
    Other properties (C)        1       4.13%      798      -    100.0%   N/A
    Assets sold                 -           -        -    2,341   N/A     N/A
    Net Operating Income from
     Office and Parking
     Properties                56     100.00%  $19,338  $20,495

    (A)  Percentage of portfolio based on 2004 net operating income.

    (B) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended March 31, 2004 and 2003. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

    (C) In accordance with FIN 46, Parkway began including Moore Building Associates, LP ("MBALP") in its consolidated financial statements effective January 1, 2004. MBALP owns the Toyota Center, which is a 174,000 square foot office building located in Memphis, Tennessee.

                                                      Three Months Ended
                                                           March 31
                                                    2004              2003
    Reconciliation of net income to same
     store net operating income:
    Net income                                      $6,730            $9,113
    Add (deduct):
    Interest expense                                 5,818             5,233
    Depreciation and amortization                    7,629             7,354
    Operating expense for other real
     estate properties                                  10                10
    Management company expenses                         76                66
    General and administrative expenses              1,034             1,182
    Gain on note receivable and sale of
     joint venture interest                           (774)           (1,096)
    Minority interest - unit holders and
     real estate partnerships                          (22)                1
    Management company income                         (406)             (461)
    Interest income                                    -                (202)
    Incentive management fee income                    -                 (68)
    Equity in earnings of unconsolidated
     joint ventures                                   (743)             (431)
    Other income and deferred gains                    (14)             (206)

    Net operating income from office and
     parking properties                             19,338            20,495

    Less:  Net operating income from non
     same store properties                          (4,117)           (2,774)

    Same store net operating income                $15,221           $17,721

SOURCE  Parkway Properties, Inc.
    -0-                             05/03/2004
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Marshall A. Loeb, Chief Financial Officer, of Parkway Properties, Inc., +1-601-948-4091/
    /Photo: http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call: http://www.prnewswire.com/comp/103115.html/ /Web site: http://www.pky.com /
    (PKY)

CO:  Parkway Properties, Inc.
ST:  Mississippi, Illinois
IN:  RLT CST
SU:  ERN ERP CCA MAV